Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The unaudited pro forma condensed combined balance sheet gives effect to the offer to exchange each outstanding unit of Linn Energy, LLC (“LINN Energy”) for one LinnCo, LLC (“LinnCo”) share (the “Exchange Offer”) as if the Exchange Offer had been completed as of June 30, 2016. The unaudited pro forma condensed combined statements of operations give effect to the Exchange Offer as if the Exchange Offer had been completed as of January 1, 2015.
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions and changes in commodity and share prices.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual financial position or results of operations of LinnCo would have been had the Exchange Offer been completed as of the dates assumed, nor is this information necessarily indicative of future financial position or results of operations. The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with LinnCo’s and LINN Energy’s historical financial statements and the notes thereto included in their respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2016, and Annual Reports on Form 10-K for the year ended December 31, 2015.

LINNCO, LLC (DEBTOR-IN-POSSESSION)
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2016

	LinnCo Historical	Pro Forma Adjustments		LinnCo Pro Forma
	(in thousands)

ASSETS
Current assets:
Cash	$847	$—		$847
Accounts receivable – related party	200	—		200
Income taxes receivable	6,096	—		6,096
Total current assets	7,143	—		7,143
Noncurrent assets:
Investment in Linn Energy, LLC	10,407	492	(a)	10,899
Total noncurrent assets	10,407	492		10,899
Total assets	$17,550	$492		$18,042

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$200	$—		$200
Income taxes payable	13,000	—		13,000
Total current liabilities	13,200	—		13,200
Shareholders’ equity:
Voting shares	1	—		1
Common shares	3,911,333	492	(a)	3,911,825
Additional paid-in capital	46,934	—		46,934
Accumulated deficit	(3,953,918)	—		(3,953,918)
	4,350	492		4,842
Total liabilities and shareholders’ equity	$17,550	$492		$18,042
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINNCO, LLC (DEBTOR-IN-POSSESSION)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2016

	LinnCo Historical	Pro Forma Adjustments		LinnCo Pro Forma
	(in thousands, except per share amounts)

Equity loss from investment in Linn Energy, LLC	$(34,625)	$34,625	(b)	$—
General and administrative expenses	(2,076)	—		(2,076)
Reorganization items	(200)	—		(200)
Loss before income taxes	(36,901)	34,625		(2,276)
Income tax expense	(12,977)	—	(c)	(12,977)
Net loss	$(49,878)	$34,625		$(15,253)

Net loss per share, basic and diluted	$(0.30)			$(0.06)

Weighted average shares outstanding	168,975	82,670	(d)	251,645
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINNCO, LLC (DEBTOR-IN-POSSESSION)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2015

	LinnCo Historical	Pro Forma Adjustments		LinnCo Pro Forma
	(in thousands, except per share amounts)

Equity loss from investment in Linn Energy, LLC	$(1,181,604)	$(45,524)	(b)	$(1,227,128)
General and administrative expenses	(3,445)	—		(3,445)
Loss before income taxes	(1,185,049)	(45,524)		(1,230,573)
Income tax benefit	10,623	—	(c)	10,623
Net loss	$(1,174,426)	$(45,524)		$(1,219,950)

Net loss per share, basic and diluted	$(9.14)			$(4.85)

Weighted average shares outstanding	128,544	123,101	(d)	251,645
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINNCO, LLC (DEBTOR-IN-POSSESSION)
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined financial statements are derived from the historical financial statements of LinnCo.
The unaudited pro forma condensed combined balance sheet gives effect to the Exchange Offer as if the Exchange Offer had been completed as of June 30, 2016. The unaudited pro forma condensed combined statements of operations give effect to the Exchange Offer as if the Exchange Offer had been completed as of January 1, 2015. The transactions and the related adjustments are described in the accompanying notes. In the opinion of LinnCo’s management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual financial position or results of operations of LinnCo would have been had the Exchange Offer been completed as of the dates assumed, nor is this information necessarily indicative of future financial position or results of operations. In addition, future results may vary significantly from those reflected in such statements due to factors described in “Risk Factors” included in LinnCo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, Annual Report on Form 10-K for the year ended December 31, 2015, and elsewhere in LinnCo’s reports and filings with the SEC.
The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with LinnCo’s and LINN Energy’s historical financial statements and the notes thereto included in their respective Quarterly Reports on Form 10-Q for the quarter ended June 30, 2016, and Annual Reports on Form 10-K for the year ended December 31, 2015.
Both LinnCo and LINN Energy present their financial statements in accordance with U.S. generally accepted accounting principles. As of June 30, 2016, LinnCo owned approximately 69% of LINN Energy’s outstanding units and accounted for its investment in LINN Energy under the equity method, as it has the ability to exercise significant influence over, but does not control, LINN Energy.
Note 2 – Exchange Dates
In March 2016, the Company filed a Registration Statement on Form S-4 related to an offer to exchange each outstanding unit representing limited liability company interests of LINN Energy for one common share representing limited liability company interests of LinnCo. The initial offer expired on April 25, 2016, and on April 26, 2016, the Company commenced a subsequent offering period that expired on August 1, 2016. As of June 30, 2016, 115,702,524 LINN Energy units had been exchanged for an equal number of LinnCo shares. During the period from July 1, 2016 through August 1, 2016, 7,398,191 LINN Energy units were exchanged for an equal number of LinnCo shares.
Note 3 – Pro Forma Adjustments

(a)
Reflects the impact of the Exchange Offer. The pro forma condensed combined balance sheet presents the exchanges assuming 7,398,191 additional LINN Energy’s units were exchanged for an equal number of LinnCo shares on June 30, 2016. The LinnCo shares issued in the Exchange Offer during the period from July 1, 2016 through August 1, 2016, were valued at approximately $492,000. Upon the completion of the Exchange Offer, LinnCo’s ownership of LINN Energy’s outstanding units increased to approximately 71% and LinnCo continued to account for its investment in LINN Energy under the equity method.

(b)
Reflects the impact of the Exchange Offer. The LinnCo shares issued in the Exchange Offer were valued at approximately $46 million. The pro forma condensed combined statements of operations give effect to the Exchange Offer as if it had been completed as of January 1, 2015; therefore, LinnCo would have recognized additional equity losses of approximately $46 million, the maximum allowed to reduce its investment in LINN Energy to zero, for the year

LINNCO, LLC (DEBTOR-IN-POSSESSION)
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS - Continued

ended December 31, 2015. LinnCo would have recognized no equity losses for the six months ended June 30, 2016, as LinnCo temporarily discontinues applying the equity method if LinnCo’s share of LINN Energy’s losses reduces its investment in LINN Energy to zero, as it had at December 31, 2015.

(c)
There is no impact on the income taxes recognized for the six months ended June 30, 2016, or the year ended December 31, 2015, since the deferred tax assets associated with LinnCo’s investment in LINN Energy are not expected to be realized and are completely offset by a valuation allowance.

(d)	Reflects the Exchange Offer as if it had been completed as of January 1, 2015.